C-101 Rev 1/03

CGN

FILED
JAN 1 1 2006
STATE TREASURER

New Jersey Division of Revenue

Certificate of Amendment to the Certificate of Incorporation by the Incorporator(s)
(For Use by Domestic Profit and Nonprofit Corporations)

Check Appropriate Statute

X N/SA 14A 9-1 et seq New Jersey Profit Corporation Act (File in Duplicate)

_ N/SA 15A 9-1 et seq New Jersey Nonprofit Corporation Act (File in Triplicate)

The Undersigned Incorporator(s), for the purpose of amending the original Certificate of Incorporation, does (do) hereby execute the following Certificate of Amendment, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes

1 Name of Corporation: Serino 1 Corp.

2 Corporation number: 0400090718

3. Article 1 of the Certificate of Incorporation is hereby amended to read as follows
The corporate name is to be changed to
Fresh Harvest Products, Inc.
3169 Kennedy Blvd
Jersey City NJ 07306

4 The foregoing amendment was adopted by the unanimous consent of the Incorporator(s) before the organization meeting of the first Board of Directors/Trustees

5 Other provisions

Signature: Vincent L Vendinam Date: 12/29/05

Signature: Date:

Signature: Date:

Signature: Date:

Signature: Date:

Signature: Date:

NJ Division of Revenue, PO Box 308, Trenton, NJ 08646

S1646329
J3101417

0400090718